                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               ZAMBA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                 March 29, 1999

To Our Stockholders:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Zamba Corporation to be held at the Minneapolis Marriott City Center located at 30 South Seventh Street, Minneapolis, Minnesota 55402, on Wednesday, May 20, 1999, at 3:00 p.m. Central Time.

    The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                                         [SIG]

                                          Paul D. Edelhertz
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               ZAMBA CORPORATION
                           7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Zamba Corporation (the "Company") will be held at the Minneapolis Marriott City Center located at 30 South Seventh Street, Minneapolis, Minnesota 55402, on Thursday, May 20, 1999, at 3:00 p.m. Central Time, for the following purposes:

    1. To elect five directors of the Company, each to hold office until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The following persons are the nominees for election as directors:

Joseph B. Costello            Dixon R. Doll
Paul D. Edelhertz             Michael A. Fabiaschi
Thomas W. Minick

    2. To ratify the selection of KPMG Peat Marwick L.L.P. as independent accountants for the Company for the current year.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 15, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                                         [SIG]

                                          Paul D. Edelhertz
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

MINNEAPOLIS, MINNESOTA
MARCH 29, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               ZAMBA CORPORATION
                           7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439

                            ------------------------

                                PROXY STATEMENT

                                 March 29, 1999

    The accompanying proxy is solicited on behalf of the Board of Directors of Zamba Corporation, a Delaware corporation (the "Company"), for the use at the Annual Meeting of Stockholders of the Company to be held at the Minneapolis Marriott City Center located at 30 South Seventh Street, Minneapolis, Minnesota 55402, on Thursday, May 20, 1999, at 3:00 p.m. Central time (the "Meeting"). Unless otherwise specified on the proxy card, all proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about March 29, 1999.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of the Company's Common Stock at the close of business on March 15, 1999 (the "Record Date"), will be entitled to vote at the Meeting. At the close of business on March 15, 1999, the Company had 29,017,952 shares of Common Stock outstanding and entitled to vote. No shares of the Company's Preferred Stock were outstanding. Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. The affirmative vote of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting, but will not be counted toward determining if a majority of the Common Stock present has voted affirmatively.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

    The Company will bear the cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy card, as well as the cost of soliciting proxies relating to the Meeting. Following the original mailing of the proxies and other soliciting materials, the Company will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of the Company. No additional compensation will be paid for any such services.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

NOMINEES

    At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at five members, and five nominees will be elected at the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by properly executed and returned proxies will be voted for the election of each of the five nominees named below, unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to serve as a director.

    Information about the five nominees, each of whom is currently a director of the Company, is set forth below:

NAME                                          AGE                             PRINCIPAL OCCUPATION
----------------------------------------      ---      ------------------------------------------------------------------
Joseph B. Costello(1)(2)(3).............          45   Chairman of the Board of the Company and President and Chairman of
                                                         the Board, Think3

Dixon R. Doll(2)(3).....................          56   Venture Capitalist and Managing General Partner, Doll Capital
                                                         Management

Paul D. Edelhertz(3)....................          36   President and Chief Executive Officer of the Company

Michael A. Fabiaschi(1).................          43   President and Chief Executive Officer, LPA Software, Inc.

Thomas W. Minick........................          48   Vice President of the Company

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Executive Committee.

    Mr. Costello has been Chairman of the Company since January 1998, and a director of the Company since April 1996. Mr. Costello has been Chairman of the Board of Think3, a privately-held supplier of computer-aided design technology, since February 1998, and was named President and CEO of Think3 in October 1998. Prior to joining Think3, Mr. Costello was the Chief Executive Officer of Cadence Design Systems Corporation, a supplier of electronic design automation software and services, from May 1988 to October 1998. Mr. Costello holds a Bachelor of Science degree in mathematics and physics from Harvey Mudd College, a Master of Science degree in physics from Yale University and a Master of Science degree in physics from the University of California, Berkeley. Mr. Costello is also Chairman of the Board for NextNet, Inc., a privately held company, of which the Company currently owns 44% of the equity, and a director of Clarify, Inc.

    Dr. Doll has been a director of the Company since May 1989. In December 1996, he founded Doll Capital Management, a private venture capital firm that invests in entrepreneurial companies in the information technology and communications markets, where he serves as Managing General Partner. From September 1994 to December 1996, Dr. Doll was actively engaged in venture capital activities as a private investor. From September 1985 to September 1994, Dr. Doll was a partner of Accel Partners, a venture capital firm. Dr. Doll holds a Bachelor of Science degree in electrical engineering from Kansas State University and Master of Science and a Ph.D. degree in electrical engineering from the University of Michigan. Dr. Doll is also a director of Network Equipment Technologies Corporation and numerous private companies.

    Mr. Edelhertz has been President, Chief Executive Officer, and a director of the Company since October 1998, and was Vice President of Customer Solutions of the Company from September 1996 to October 1998. From 1984 to September 1996 he was employed by Andersen Consulting, a business consulting firm, serving as an Associate Partner from 1994 to 1996, and in consulting positions before that time. Mr. Edelhertz holds a Bachelor of Arts degree in economics from Claremont McKenna College.

    Mr. Fabiaschi has been a director of the Company since February 1996, was its President and Chief Executive Officer from February 1996 to October 1998, and its Vice President of Sales and Support from August 1991 to February 1996. He was also Acting Chief Financial Officer from October 1997 to October 1998. Since November 1998, Mr. Fabiaschi has been the President and Chief Executive Officer and a director of LPA Software, Inc., a privately-held supplier of inventory management software and consulting services. From September 1978 to August 1991, he held various positions with MAI Systems Corporation, a vendor of computer systems and applications and operating systems software, and was most recently Vice President of U.S. Sales and Service from December 1989 to August 1991. Mr. Fabiaschi holds a Bachelor of Science degree in accounting from Fairfield University.

    Mr. Minick has been a Vice President and director of the Company since September 1998. From June 1994 to September 1998, he was a Founder and the President and Chief Executive Officer of the QuickSilver Group, a technology consulting firm that was acquired by the Company in September 1998. Prior to founding QuickSilver, Mr. Minick was the Chief Information Executive for the Apple USA division of Apple Computer from June 1984 to July 1993. Mr. Minick holds a Bachelor of Science degree in management science from the University of Detroit.

MEETING AND COMMITTEES OF THE BOARD

    The Board met seven times, including telephone conference meetings, and acted by written consent seven times during 1998. Each director attended at least 75% of the Board meetings and meetings of the committees on which he served during 1998.

    Standing committees of the Board include an Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a nominating committee or a committee performing similar functions.

    Messrs. Costello and Fabiaschi are currently the members of the Audit Committee. The Audit Committee met four times during 1998. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by the Company's independent accountants, and reviews the fairness of any proposed transaction between management of the Company and the Company, making recommendations, after such review, to the full Board.

    Messrs. Costello and Doll are currently the members of the Company's Compensation Committee. The Compensation Committee did not meet but acted by written consent 28 times during 1998. The Compensation Committee is responsible for granting options and stock awards under the Company's employee benefit plans, including to executive officers, and is responsible for setting the compensation of all executive officers of the Company.

    Messrs. Costello, Doll, and Edelhertz are currently the members of the Company's Executive Committee. The Executive Committee did not meet during 1998. The Executive Committee has all the powers and authority of the Board while the Board is not in session, except those powers that may not be lawfully delegated by the Board under the Delaware General Corporation Law and the Company's By-laws and except those specific powers delegated by the Board to another committee.

DIRECTOR COMPENSATION

    The Company does not pay fees to members of its Board, but directors receive reimbursement of expenses incurred for participating in Board and committee meetings. Non-employee members of the Board also participate in the Company's 1993 Directors' Stock Option Plan, which provides for the following grants of options to purchase Common Stock of the Company to non-employee members of the
Board: options to purchase 45,000 shares of Common Stock as of the date an individual becomes a non-employee director; options to purchase 15,000 shares of Common Stock on January 1 of each year provided such director has served on the Board for at least six months; and options to purchase 4,000 shares of Common Stock on January 1 of each year for each Committee of the Board on which the Director serves, except the Executive Committee. Messrs. Edelhertz and Minick are employees of the Company and are not separately compensated as directors of the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        ALL FIVE NOMINEES LISTED ABOVE.

                  PROPOSAL NO. 2--RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

    The Board has selected KPMG Peat Marwick L.L.P. as the Company's independent accountants to perform the audit of the Company's financial statements for the year ending December 31, 1999, and the stockholders are being asked to ratify such selection. Notwithstanding the selection, the Board, in its discretion may direct the appointment of new independent accountants at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote of such ratification, the Board will reconsider its selection.

    Audit services of KPMG Peat Marwick L.L.P. for 1999 are expected to include the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission. The Audit Committee of the Company meets four times a year with its independent accountants.

    On January 25, 1999, PricewaterhouseCoopers, L.L.P. ("PwC"), resigned as the Company's independent accountants, because the Company was entering into a business relationship with the technology consulting practice of PwC. The reports of PwC on the financial statements of the Company for the years ended December 31, 1997, and 1996, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for the years ended December 31, 1997, and 1996, and through January 25, 1999, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, and there were no disagreements between the Company and PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in their reports on the financial statements for such years.

    The Board of Directors recommends a vote FOR ratification of the appointment of KPMG Peat Marwick L.L.P. as independent accountants for the Company for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

    Representatives of KPMG Peat Marwick L.L.P. are expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION
                          OF KPMG PEAT MARWICK L.L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company, as of March 15, 1999, with respect to beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (iv) all executive officers and directors as a group. Except as otherwise noted, the address of each person below is c/o the Company, 7301 Ohms Lane, Suite 200, Minneapolis, MN 55439.

                                                                                AMOUNT AND NATURE      PERCENT OF
                                                                                  OF BENEFICIAL       COMMON STOCK
NAME OF BENEFICIAL OWNER                                                           OWNERSHIP(1)      OUTSTANDING(2)
------------------------------------------------------------------------------  ------------------  -----------------
Yuval Almog(3)................................................................        4,069,712              14.0%
Motorola, Inc.(4).............................................................        2,237,797               7.7%
Joseph B. Costello(5).........................................................        2,270,000               7.8%
Thomas W. Minick(6)...........................................................        1,634,723               5.6%
Todd X. Fitzwater(7)..........................................................        1,121,029               3.9%
Michael A. Fabiaschi(8).......................................................          594,350               2.0%
Dixon R. Doll(9)..............................................................          303,872               1.0%
Paul Edelhertz(10)............................................................          215,501                --
Isaac Shpantzer(11)...........................................................          150,000                --
Vladimir Kelman(12)...........................................................          129,384                --
Michael H. Carrel(13).........................................................           43,750                --
Peter D. Marton(14)...........................................................               --                --
John G. Higgins(15)...........................................................               --                --
All executive officers and directors as a group (Nine Persons)(16)............        6,183,225              20.5%

------------------------

   * Less than 1%

 (1) Based upon information supplied by officers, directors and principal stockholders, as well as Schedules 13G filed with the Securities and Exchange Commission. Unless otherwise noted, each person or group identified possesses sole voting and sole investment power with respect to such shares, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 15, 1999, upon the exercise of options or warrants.

 (2) Based upon 29,017,952 shares of Common Stock outstanding on March 15, 1999. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of March 15, 1999, have been exercised.

 (3) Includes 48,822 shares of Common Stock owned of record by Mr. Almog. Also includes 1,504,374 shares owned of record by Coral Partners II (known as IAI Ventures Partners II prior to November 1, 1993), of which Mr. Almog is managing general partner of the general partner, and 2,516,516 shares owned of record by Coral Partners I-Superior (known as Superior Ventures prior to November 1, 1993), of which Mr. Almog is managing general partner of the general partner. Mr. Almog disclaims beneficial ownership with respect to the shares held by these entities except to the extent attributable to him as a result of an ownership interest he may have in such entities. Mr. Almog's address is Coral Group Corporation, 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

 (4) The address of Motorola Corporation is 1303 East Algonquin Road, Schaumburg, Illinois 60196.

 (5) Includes 2,039,000 shares of Common Stock owned of record by Mr. Costello. Also includes 231,000 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999, that, if exercised, would be subject to vesting restrictions with respect to 39,375 shares. Mr. Costello is Chairman of the Board of Directors of the Company.

 (6) Includes 1,634,723 shares of Common Stock owned of record by Mr. Minick. Mr. Minick is a Vice President and director of the Company.

 (7) Includes 1,092,024 shares of Common Stock owned of record by Mr. Fitzwater, and 20 shares of Common Stock owned by his daughters. Also represents 28,985 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999, by his wife. Mr. Fitzwater is a Vice President of the Company. Does not include shares of Common Stock that may be obtained by Mr. Fitzwater upon conversion of a Company promissory note of $1,009,669.89 owed to him. The note is convertible upon Mr. Fitzwater's request and the approval of the Board of Directors of the Company, which approval may be granted or withheld at its discretion. The note bears interest of 7% and principal shall be paid to Mr. Fitzwater on a quarterly basis beginning December 31, 1999, and ending September 30, 2003. Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on March 15, 1999, the note would be convertible to 410,249 shares.

 (8) Includes 590,950 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999, that, if exercised, would be subject to vesting restrictions with respect to 17,813 shares. Also represents 3,400 shares of Common Stock owned by his daughter. Mr. Fabiaschi disclaims beneficial ownership of the shares owned by his daughter. Mr. Fabiaschi is a director of the Company, and was President, Chief Executive Officer, and Acting Chief Financial Officer of the Company until October 1998.

 (9) Includes 114,988 shares of Common Stock owned of record by Dr. Doll, 80,000 shares of Common Stock owned of record by the Dixon and Carol Doll Trust, and 108,884 shares underlying options exercisable within 60 days of March 15, 1999, which, if exercised, would be subject to vesting restrictions with respect to 33,125 shares. Also includes 13,000 shares held by the University of Michigan Business School Growth Fund, and 3,000 shares owned by Dr. Doll's son. Dr. Doll is an alumni investment manager for the University of Michigan Business Growth Fund. Dr. Doll disclaims beneficial ownership with respect to the shares held by his son and this entity. Dr. Doll is a director of the Company.

 (10) Includes 3,000 shares of Common Stock owned of record by Mr. Edelhertz. Also represents 212,501 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999. Mr. Edelhertz is the President and CEO and a director of the Company.

 (11) Includes 150,000 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999. Dr. Shpantzer resigned as Senior Vice President of Technology and Fellow of the Company in September 1998.

 (12) Includes 129,384 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999. Mr. Kelman resigned as a Vice President of the Company in September 1998.

 (13) Represents 43,750 shares of Common Stock underlying options exercisable within 60 days of March 15, 1999. Mr. Carrel is the Vice President and Chief Financial Officer of the Company.

 (14) Mr. Higgins is a Vice President of the Company.

 (15) Mr. Marton is the Executive Vice President and Chief Operating Officer of the Company.

 (16) Includes shares described in notes (5) through (10) and (13) through (15) above.

                               EXECUTIVE OFFICERS

    The following table lists certain information regarding the Company's executive officers as of March 15, 1999.

NAME                                             AGE                                 POSITION
-------------------------------------------      ---      ---------------------------------------------------------------
Paul D. Edelhertz..........................          36   President, Chief Executive Officer, and Director
Peter D. Marton............................          46   Executive Vice President and Chief Operating Officer
Thomas W. Minick...........................          48   Vice President and Director
Michael H. Carrel..........................          28   Vice President and Chief Financial Officer
Todd X. Fitzwater..........................          40   Vice President
John G. Higgins............................          43   Vice President

    Information regarding Paul D. Edelhertz is listed under "Proposal No. 1--Election of Directors."

    Mr. Marton was named Executive Vice President and Chief Operating Officer of the Company in March 1999. Prior to joining the Company, Mr. Marton was President of Consulting Services for Primix Solutions, Inc., a systems integrator focused on internet-enabled enterprise applications, from March 1998 to February 1999. Before that, Mr. Marton served as Senior Vice President, Enterprise Products and Services, for Fidelity Investments, from September 1996 to March 1998. From January 1996 to August 1996, Mr. Marton was President and Chief Executive Officer of Global Village, Inc. From 1990 to January 1996, Mr. Marton was Group Vice President of Operations of Cambridge Technology Partners. Mr. Marton graduated summa cum laude from Tufts University with a Bachelor of Science degree in Experimental Physics and Computational Mathematics, where he was elected to Phi Beta Kappa, and holds an MBA degree from Stanford Graduate School of Business with a concentration in New Enterprise Management.

    Information regarding Thomas W. Minick is listed under "Proposal No. 1--Election of Directors."

    Mr. Carrel has been Vice President and Chief Financial Officer of the Company since October 1998. From May 1997 to October 1998, he had been Director of Strategy and Business Development for the Company. From September 1992 to July 1995, Mr. Carrel was an accountant with Price Waterhouse. Mr. Carrel holds a Bachelor of Science degree in accounting from Pennsylvania State University and an M.B.A. from the Wharton School at the University of Pennsylvania, which he attended from August 1995 to May 1997.

    Mr. Fitzwater has been a Vice President of the Company since September 1998. Since June 1994, he was a Founder and the Vice President and Chief Operating Officer of the QuickSilver Group. From June 1993 to June 1994, Mr. Fitzwater was an independent consultant, specializing in information technology consulting. From June 1983 to June 1993, Mr. Fitzwater held various positions with Apple Computer, most recently as the IT manager of the Newton division. Mr. Fitzwater holds a Bachelor of Science degree in computer science from the University of Illinois.

    Mr. Higgins has been Vice President of the Company since May 1998. From January 1994 to May 1998, Mr. Higgins was a Partner with KPMG Peat Marwick, where he was National Practice Leader for Call Center Solutions between June 1995 and May 1998, and Director of the Performance Improvement Practice from January 1994 to June 1995. From January 1993 to December 1993, Mr. Higgins was a Principal with IBM Consulting Group, serving as head of the Southeast Networking Practice. Mr. Higgins holds a Bachelor of Science degree in management from Nova Southeastern University and an M.B.A. from the University of Miami. Mr. Higgins is on the Board of Directors of the Juran Institute, a privately-held consulting firm dedicated to Total Quality Management and Business Performance Improvement.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by, or paid for services rendered in all capacities to the Company during each of the years ended December 31, 1998, 1997, and 1996 by (i) all individuals who served as Chief Executive Officer of the Company during 1998; (ii) the two most highly compensated individuals who were serving as executive officers at the end of 1998 and were paid at least $100,000 by the Company during 1998; and (iii) two former executive officers who would have been included in (ii) above except that they were no longer serving as executive officers as of the end of 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                     ANNUAL COMPENSATION    -------------
                                                                                             SECURITIES
                                                                    ----------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSTION                                 YEAR     SALARY($)   BONUS($)     OPTIONS(#)    COMPENSATION
-------------------------------------------------------  ---------  ---------  -----------  -------------  -------------
Paul D. Edelhertz......................................       1998    225,000      --           900,000            105(4)
PRESIDENT AND CHIEF EXECUTIVE OFFICER                         1997    200,000      33,333        25,000(1)      94,382(2)
                                                              1996     63,718      41,667       175,000(1)          27(4)

Michael H. Carrel......................................       1998    100,833      14,250       240,000            105(4)
VICE PRESIDENT AND CHIEF FINANCIAL                            1997     36,616      15,000        60,000            672(3)
OFFICER                                                       1996     --          --            --             --

John G. Higgins........................................       1998    144,952      --           500,000             60(4)
VICE PRESIDENT                                                1997     --          --            --             --
                                                              1996     --          --            --             --

Michael A. Fabiaschi...................................       1998    207,502      --           400,000          2,366(5)
FORMER PRESIDENT AND CHIEF EXECUTIVE                          1997    226,983      59,844        --              2,368(5)
OFFICER (RESIGNED OCTOBER 1998)                               1996    175,770      55,833       250,000          2,368(5)

Isaac Shpantzer........................................       1998    143,476      --           150,000         36,145(6)
FORMER SENIOR VICE PRESIDENT OF                               1997    223,784      --            50,000          3,178(5)
TECHNOLOGY (RESIGNED SEPTEMBER 1998)                          1996    174,719      46,300        20,000          3,178(5)

Vladimir Kelman........................................       1998    130,580      --            67,000             72(4)
FORMER VICE PRESIDENT                                         1997    140,802       7,875       134,769            108(4)
(RESIGNED SEPTEMBER 1998)                                     1996     86,270      --            30,000            108(4)

------------------------

(1) Options underlying 175,000 shares of Common Stock that were granted in 1996 and options underlying 25,000 shares of Common Stock that were granted in 1997 were cancelled in 1998 in exchange for options underlying 200,000 shares of Common Stock. Vesting was restarted for all of the new options as of the new date of grant.

(2) Reimbursement of $94,274.35 for relocation expenses and payment of premiums of $108 for term life insurance on same basis as all other employees.

(3) Reimbursement of $618.19 for relocation expenses and payment of premiums of $54 for term life insurance on same basis as all other employees.

(4) Payment of premiums for term life insurance on same basis as all other employees.

(5) Payment of premiums for term life insurance.

(6) Reimbursement of $33,003.28 in moving expenses and payment of premiums for term life insurance.

OPTION GRANTS

    The following table sets forth information regarding individual option grants pursuant to the Company's equity incentive plans during 1998 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock appreciation of 5% or 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock.

                             OPTION GRANTS IN 1998

                                                                                                   POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                      NUMBER OF                                                       OF STOCK PRICE
                                     SECURITIES    PERCENT OF TOTAL                                    APPRECIATION
                                     UNDERLYING     OPTIONS GRANTED     EXERCISE                     FOR OPTION TERM
                                       OPTIONS      TO EMPLOYEES IN     PRICE PER   EXPIRATION   ------------------------
NAME                                 GRANTED(1)       FISCAL 1998         SHARE        DATE        5%(2)        10%(2)
-----------------------------------  -----------  -------------------  -----------  -----------  ----------  ------------
Paul D. Edelhertz(3)...............     200,000              4.9%       $   2.000     01/20/08   $  451,558  $  1,037,495
Paul D. Edelhertz..................     400,000              9.9%       $   2.000     10/01/07   $  903,116  $  2,074,992
Paul D. Edelhertz..................     300,000              7.4%       $   1.750     10/13/08   $  555,170  $  1,361,713
Michael C. Carrel..................      60,000              1.5%       $   1.625     01/09/08   $   98,817  $    252,888
Michael C. Carrel..................     180,000              4.4%       $   1.750     10/13/08   $  333,102  $    817,027
John G. Higgins....................     500,000             12.3%       $   1.750     10/13/08   $  925,283  $  2,269,523
Michael A. Fabiaschi...............     400,000              9.9%       $   2.000     10/01/07   $  903,116  $  2,074,992
Isaac Shpantzer(3).................     150,000              3.7%       $   1.500     08/31/02   $  123,489  $    329,421
Vladimir Kelman(3).................      67,000              1.7%       $   1.500     08/31/02   $   55,158  $    147,141

------------------------

(1) These securities are subject to incentive stock options that were granted at fair market value and become exercisable with respect to 25% of the shares on the first anniversary date after the date of grant and with respect to 6.25% of the shares each quarter thereafter.

(2) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) Options granted in exchange for cancellation of existing options.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information concerning the exercise of options by each of the executive officers named in the Summary Compensation Table during 1998, including the aggregate amount of gain on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 1998. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Common Stock as reported on the Nasdaq National Market.

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

                                                                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                           OPTIONS AT FISCAL YEAR       IN-THE-MONEY OPTIONS
                                            SHARES                                 END(#)             AT FISCAL YEAR END($)(2)
                                          ACQUIRED ON        VALUE       --------------------------  --------------------------
NAME                                     EXERCISE (#)   REALIZED($)(1)   EXCERCISABLE UNEXERCISABLE  EXCERCISABLE UNEXERCISABLE
---------------------------------------  -------------  ---------------  -----------  -------------  -----------  -------------
Paul D. Edelhertz......................           --              --        100,000       800,000     $       0     $  56,250
Michael H. Carrel......................           --              --         36,250       263,750     $  11,164     $  60,066
John Higgins...........................           --              --             --       500,000            --     $  93,750
Michael A. Fabiaschi...................           --              --        590,950            --     $ 431,248            --
Isaac Shpantzer........................           --              --        150,000            --     $  65,625            --
Vladimir Kelman........................        2,500       $   6,375        118,336            --     $  29,312            --

--------------------------

(1) "Value Realized" represents the fair market value of shares of Common Stock underlying the option on the date of exercise less the aggregate exercise price of the option.

(2) The values of the options shown have not been and may never be realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on December 31, 1998 ($1.9375).

OPTION REPRICINGS

    The following table sets forth information concerning all repricings of options held by any executive officer of the Company during the last ten years.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                             SECURITIES
                                             UNDERLYING                                                   LENGTH OR ORIGINAL
                                             NUMBER OF    MARKET PRICE OF   EXERCISE PRICE                   OPTION TERM
                                            OPTIONS/SARS   STOCK AT TIME       AT TIME           NEW         REMAINING AT
                                            REPRICED OR   OF REPRICING OR  OF REPRICING OR    EXERCISE    DATE OF REPRICING
NAME AND PRINCIPAL POSITION        DATE       AMENDED      AMENDMENT ($)     AMENDMENT($)     PRICE($)       OR AMENDMENT
-------------------------------  ---------  ------------  ---------------  ----------------  -----------  ------------------
Paul D. Edelhertz..............    1/20/98      175,000      $  2.0000         $3.9375        $   2.000   8 years, 7 months

Paul D. Edelhertz..............    1/20/98       25,000      $  2.0000         $3.8750        $   2.000   9 years, 1 month
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

Steve Swantek..................    1/20/98      200,000      $  2.0000         $3.0000        $   2.000   9 years, 3 months
FORMER VICE PRESIDENT
(RESIGNED MAY 1998)

John G. Higgins ...............   10/13/98      500,000      $  1.7500         $3.2500        $   1.750   9 years, 6 months
VICE PRESIDENT

Isaac Shpantzer................    9/21/98    232,308(1)     $  1.6875       $3.25--$5.50  (1)  $   1.500 5 years to
FORMER SENIOR VICE PRESIDENT                                                                              8 years, 5 months (1)
OF TECHNOLOGY (RESIGNED
SEPTEMBER 1998)

Vladimir Kelman................    9/21/98     65,231(2)     $  1.6875       $3.25--$6.00  (2)  $   1.500 5 years to
FORMER VICE PRESIDENT                                                                                     8 years, 6 months (2)
(RESIGNED SEPTEMBER 1998)

--------------------------

(1) 232,308 options previously granted to Dr. Shpantzer were cancelled and replaced with 150,000 vested options expiring August 31, 2002. The cancelled options included grants of 52,308; 80,000; 30,000; 20,000; and 50,000 options. The exercise prices for the cancelled options were $3.5000, $3.2500, $5.5000, $4.6875, and $3.8750, respectively; and the remaining terms of the cancelled options were five years; six years, three months; seven years, three months; seven years, seven months; and eight years, five months, respectively.

(2) 65,231 options previously granted to Mr. Kelman were cancelled and replaced with 67,000 vested options expiring August 31, 2002. The cancelled options included grants of 5,231; 10,000; 10,000; 25,000; 5,000; and 10,000 options.
    The exercise prices for the cancelled options were $3.5000, $3.3750, $5.6250, $6.0000, $4.3750, and $3.2500, respectively; and the remaining terms of the cancelled options were five years; six years, five months; six years, nine months; seven years, nine months; seven years, eleven months; and eight years, seven months, respectively.

                          REPORT ON OPTIONS REPRICINGS

    The Compensation Committee decided to reprice options for certain executive officers during 1998 in efforts to retain competent and established management personnel, and to provide existing executives with parity when compared to other executives in the Company. With the exception of the repricings for Dr. Shpantzer and Mr. Kelman, vesting for all repriced options restarts as of the date of the new option. Vesting for these options occurs at the rate of 25% one year after the grant date of the new option and 6.25% each quarter thereafter. Upon vesting, the options may be exercised within ten (10) years of the grant date.

    The repriced options for Dr. Shpantzer and Mr. Kelman were also in recognition of the efforts that each had made to develop and find outside investors for the NextNet technology, which is now held by a third party entity of the same name, of which the Company is the largest shareholder. The repriced options granted to Dr. Shpantzer and Mr. Kelman were fully vested upon granting, with an exercise period of four (4) years from the date of grant. Dr. Shpantzer was President and Chief Executive Officer of NextNet, Inc. until March 1999. Mr. Kelman is an officer with NextNet, Inc.

    All repriced options were approved by the Compensation Committee of the Company.

                                          COMPENSATION COMMITTEE

                                          Joseph B. Costello
                                          Dixon R. Doll

EMPLOYMENT AGREEMENTS

    The Company has entered into agreements with Messrs. Edelhertz and Marton that provide each with a severance payment equal to six months of salary in the event of termination by the Company other than for cause. The Company has also entered into agreements with Messrs. Edelhertz and Marton that will provide them, upon a "change in control" of the Company, an employment contract of thirteen (13) months duration and severance payments equivalent to six (6) months of salary upon the expiration of the 13-month period, and accelerate the vesting of all of his then-outstanding stock options. A "change of control" is defined in the agreements and includes a sale of all or substantially all of the assets of the Company or a merger or consolidation after which holders of the Company's voting securities hold less than 50% of the voting securities of the surviving corporation. Mr. Edelhertz' agreement expires after January 10, 2000.

    The Company has employment agreements with Mr. Minick and Mr. Fitzwater arising out of the Company's acquisition of the QuickSilver Group that provide for each of them to be employed for three (3) years from the date of the acquisition at a salary of $225,000 per year. If the Company terminates the employment of either Mr. Minick or Mr. Fitzwater during the first year of his agreement without cause, the Company will provide that person with severance in the amount of twelve (12) months of salary. If the Company terminates the employment of either Mr. Minick or Mr. Fitzwater during the second year of his agreement without cause, the Company will provide that person with severance in the amount of nine (9) months of salary. If the Company terminates the employment of either Mr. Minick or Mr. Fitzwater during the third year of his agreement without cause, the Company will provide that person with severance in the amount of six (6) months of salary. Under separate non-competition agreements arising out of the QuickSilver acquisition, each of Mr. Minick and Mr. Fitzwater agree not to compete with the Company or solicit any of its employees for the later of (i) the fifth anniversary of the date of the acquisition or (ii) the third anniversary of the date of the termination of his employment with the Company.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    This Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") makes decisions regarding non-equity compensation for executives which are then submitted for approved to the entire Board or the Executive Committee. Final decisions regarding stock option grants to executives are made by the Committee itself. The Committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. Each of the members of the Committee is a "disinterested" director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 16(m) of the Internal Revenue Code of 1986, as amended. Although Mr. Edelhertz may attend the meetings of the Committee, he does not vote nor participate in deliberations that relate to his own compensation.

GENERAL COMPENSATION POLICY

    The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews salary levels for the Chief Executive Officer ("CEO") and other executive officers and employees of the Company before the beginning of each year. The Committee administers that Company's incentive plans, including the 1993 Equity Incentive Plan (the "Equity Incentive Plan") and the 1998 Non-Officer Stock Option Plan (the "NSO Plan"). Stock options granted under the Equity Incentive Plan provide long-term incentives for officers because they generally have value only if the price of the Company's stock increases above the exercise price of the stock option and the officer remains in the Company's employ for the period required for the shares to vest. Officers may not receive options under the NSO Plan. Bonuses paid to executive officers during 1998 were for services performed in their previous positions.

1998 EXECUTIVE COMPENSATION

    BASE COMPENSATION. The Committee reviews the performance of the executives and establishes a salary level for each executive officer, including the CEO. The Company's policy is not to pay any executive officer more than $225,000 in salary during any year, and to provide stock options to its officers as an incentive for Company performance. The Committee retains the rights to review these policies, should it believe that such a review is warranted, in light of changes in Company performance, the competitive market for CEOs, and other factors that may be deemed material by the Committee. The Company has no current plans to pay bonuses to executive officers but may decide to pay bonuses to all or certain executive officers during 1999 based on the performance of the Company and the individual executive.

    STOCK OPTIONS. In 1998, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interest with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is determined by the Committee in its sole discretion and is based on anticipated future contributions and ability to impact corporate and/or business unit results, past performance where applicable and consistency within the executive's peer group. In the discretion of the Committee, executive officers may also be granted stock options under the Equity Incentive Plan to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The relative importance of these factors varies from case to case based on a discretionary and subjective determination by the Committee of what is appropriate at the time. The stock options generally become exercisable over a four-year period (25% at the end of the first year and 6.25% each quarter thereafter) and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

COMPANY PERFORMANCE AND CEO COMPENSATION

    Mr. Edelhertz became President and CEO during October 1998. The Committee based Mr. Edelhertz' compensation for the remainder of 1998 on the Company's policies for executive compensation, Mr. Edelhertz' performance in his prior position of Vice President, the salaries of CEO's in similar positions of companies of comparable size and other companies in the Company's industry. Mr. Edelhertz' salary was set at $225,000 for 1999.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

    The Company's Equity Incentive Plan complies with the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended. Compensation to any executive officer is not expected to exceed $1,000,000 during 1999. The Company does not expect cash compensation to be affected by the requirements of
Section 162(m).

                                          COMPENSATION COMMITTEE
                                          Joseph B. Costello
                                          Dixon R. Doll

                        COMPANY STOCK PRICE PERFORMANCE

    The stock price performance graph below includes companies required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act or 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

    The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in the Company's Common Stock as compared with the Hambrecht & Quist Technology Index and the Nasdaq Stock Market-U.S. Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price on December 30, 1994, December 29, 1995, December 31, 1996, December 31, 1997, and December 31, 1998.

                               ZAMBA CORPORATION
                        COMPANY STOCK PRICE PERFORMANCE
                               PROXY INFORMATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                          NASDAQ STOCK MARKET -- U.S.
            ZAMBA CORPORATION    H&Q TECHNOLOGY INDEX                INDEX
12/30/94               $100.00                 $100.00                           $100.00
12/29/95                151.85                  149.52                            141.44
12/31/96                127.79                  185.84                            173.92
12/31/97                 44.44                  217.87                            213.38
12/31/98                 57.42                  338.89                            299.95

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Messrs. Costello and Doll served on the Compensation Committee of the Board of Directors during 1998. Neither Mr. Costello nor Mr. Doll were at any time during 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                              CERTAIN TRANSACTIONS

    In October 1998, the Company's Chairman, Mr. Costello, purchased one million (1,000,000) shares of Series A Preferred Stock from the Company for Two Million Dollars ($2,000,000) in a private transaction. These shares converted by their terms to Common Stock of the Company upon the approval by the shareholders to increase the Company's authorized Common Stock from Thirty-five Million (35,000,000) to Fifty-five Million (55,000,000) on December 29, 1998. Mr. Doll, a director of the Company, solicited investors for the Company's NextNet subsidiary, as a result of which the Company provided Mr. Doll with Four Percent (4%) of the Company's equity holdings in NextNet. As compensation for Mr. Costello's efforts on behalf of the Company to obtain financing for NextNet, the Company awarded him options to purchase Four Hundred Thousand (400,000) shares of Company Common Stock. The Company determined that the transactions regarding NextNet with Mr. Doll and Mr. Costello were favorable to the Company, when compared to the expenses that would have been incurred had the Company retained the services of an investment bank.

    Mr. Minick, a Vice President and director of the Company, received a promissory note from the Company with face value of One Million, Seventeen Thousand, Four Hundred Three Dollars and Fifty-five Cents ($1,017,403.55) in connection with the Company's acquisition of The QuickSilver Group on September 22, 1998. Upon the increase of authorized shares of Common Stock, Mr. Minick converted his note into Five Hundred Thirty-four Thousand, Three Hundred Thirty-five (534,335) shares of Common Stock of the Company. Also in connection with acquisition of The QuickSilver Group, Mr. Fitzwater received a note with face value of One Million, Nine Thousand, Six Hundred Sixty-nine Dollars and Eighty-nine Cents ($1,009,669.89).

    During 1997, the Company provided a former officer and director, Mr. Norman Smith, with $150,000 to assist him with costs incurred to relocate to Minnesota. This amount was forgiven by the Company in April 1998, upon Mr. Smith's resignation from the Company. In December 1997, the Company loaned a former officer, Dr. Isaac Shpantzer, $150,000 on an unsecured basis, with simple interest at the Applicable Federal Rate, to be repaid three years from the date of the loan. This amount was forgiven in September 1998, upon Dr. Shpantzer's joining NextNet.

    All transactions from January 1, 1998, to the present between the Company and any current executive officer or director have been approved by a majority of the disinterested members of the Company's Board of Directors. Any future transactions with officers, directors or affiliates will be approved by a majority of the disinterested members of the Board of Directors and will be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties and that may reasonably be expected to benefit the Company.

    The Company's policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to the Company.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than November 30, 1999, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Due to administrative errors, Form 3 filings for Messrs. Minick, Fitzwater, and Carrel were filed, but not within ten (10) days after they became executive officers of the Company. Further, open market acquisitions of Common Stock by Mr. Costello in September 1998 were incorrectly reported as sales. These trades were corrected in January 1999. Finally, total holdings of Common Stock of the Company were reported lower than the amounts actually held for Mr. Costello and Mr. Edelhertz during 1998. The corrected higher amounts of total holdings of Common Stock of Common Stock were filed in February 1999. Except for these items, and based solely on its review of the copies of such forms furnished to the Company and representations from the executive officers and directors, the Company believes that all other Section 16(a) filing requirements were met during 1998.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Dated: March 29, 1999

                                          By Order of the Board of Directors

                                                         [SIG]
                                          Paul D. Edelhertz
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                           [ZAMBA LOGO]
                                     ANNUAL MEETING OF STOCKHOLDERS

                                         THURSDAY, MAY 20, 1999
                                               3:00 P.M.

                                  MINNEAPOLIS MARRIOTT CITY CENTER
                                    30 SOUTH SEVENTH STREET
                                     MINNEAPOLIS, MN 55402


ZAMBA CORPORATION
7301 OHMS LANE, SUITE 200, MINNEAPOLIS, MINNESOTA 55439                 PROXY
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZAMBA

The undersigned hereby appoints Paul D. Edelhertz and Ian L. Nemerov as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $.01 par value, of Zamba Corporation ("Zamba") held of record by the undersigned on March 15, 1999, at the Annual Meeting of Stockholders of Zamba to be held on Thursday, May 20, 1999, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and for Proposal 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.


                     SEE REVERSE FOR VOTING INSTRUCTIONS

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                          - Please detach here -

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD OF DIRECTOR NOMINEES AND FOR PROPOSAL 2.

1.  Election of directors:     01 Joseph B. Costello   02 Dixon R. Doll          / / Vote FOR      / / Vote WITHHELD
                               03 Paul D. Edelhertz    04 Michael A. Fabiaschi        all nominees      from all nominees
                               05 Thomas W. Minick

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,    -----------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                            -----------------------------------------

2.  Proposal to ratify the appointment     / / For   / / Against   / / Abstain
    of KPMG Peat Marwick, L.L.P. as
    independent auditors for fiscal 1999.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /
Indicate changes below:

                                       Dated: _________________________, 1999

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                                            ---------------------------------
                                            Signature(s) in Box
                                       (If there are co-owners both must sign)

                                       This Proxy must be signed exactly as
                                       your name appears hereon.  If more
                                       than one name appears, all persons so
                                       designated should sign.  Attorneys,
                                       executors, administrators, trustees
                                       and guardians should indicate their
                                       capacities.  If the signer is a
                                       corporation, please print full
                                       corporate name and indicate capacity
                                       of duly authorized officer executing
                                       on behalf of the corporation.  If the
                                       signer is a partnership, please print
                                       full partnership name and indicate
                                       capacity of duly authorized person
                                       executing on behalf of the partnership.